Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to use in the Prospectus constituting a part of this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of our report dated November 30, 2010, relating to the consolidated financial statements of Eureka Financial Corporation and subsidiary, which is contained in that Prospectus.
We also consent to the reference to use of our name under the captions “Legal and Tax Opinions” and “Experts” in the Prospectus.
/s/ PARENTEBEARD LLC
Pittsburgh, Pennsylvania
December 20, 2010